Exhibit 99.1

ALX Oncology Reports Second Quarter 2026 Financial Results and
Provides Corporate Update

– On track for mid-2027 topline data readout from 80 patients in the Phase 2 ASPEN-09-Breast clinical trial evaluating evorpacept in combination with trastuzumab and chemotherapy in HER2-positive metastatic breast cancer –

– Presented encouraging Phase 1b/2 breast cancer data at ESMO Breast Cancer 2026 that further validate a biomarker-driven development strategy for evorpacept –

– Strong enrollment momentum in Phase 1 clinical trial of ALX2004 in EGFR expressing solid tumors with initial safety data on-track for 2H 2026 –

– Strengthened leadership team with the appointments of Scott Garland as Chairman of the Board of Directors and Michael Listgarten as General Counsel –

SOUTH SAN FRANCISCO, Calif., August 6, 2026 – ALX Oncology Holdings Inc. (“ALX Oncology,” Nasdaq: ALXO), a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives, today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“We continue to execute against our strategy with discipline and focus, advancing both of our clinical programs toward meaningful value-creating milestones,” said Jason Lettmann, Chief Executive Officer of ALX Oncology. “Enrollment in our ASPEN-09-Breast trial remains on track as we work toward a topline data readout from 80 patients in mid-2027, while ALX2004 continues to advance through dose escalation with initial safety data expected later this year. The encouraging clinical data we presented at ESMO Breast Cancer further strengthens our confidence in evorpacept’s biomarker-driven strategy, while ALX2004 continues to advance as a differentiated EGFR-targeted ADC built around a clinically validated target with broad applicability across multiple EGFR-expressing solid tumors. Together, these programs highlight the breadth of our pipeline. Combined with our strong balance sheet, an experienced leadership team, and multiple upcoming catalysts, we believe ALX is well-positioned to advance innovative therapies for cancer patients while creating long-term value for shareholders.”

ALX Oncology Q2 2026 Highlights and Recent Developments

Evorpacept

•
In May, ALX Oncology presented new data at ESMO Breast Cancer 2026 from exploratory analyses of its Phase 1b/2 clinical trial evaluating the Company’s investigational CD47-inhibitor evorpacept in combination with Jazz Pharmaceuticals’ zanidatamab (ZIIHERA®). The new data demonstrated promising and durable responses in heavily pre-treated metastatic breast cancer (mBC) patients previously treated with ENHERTU® (fam-trastuzumab deruxtecan-nxki), particularly among patients with centrally confirmed HER2-positive (ccHER2-positive) disease and high CD47 expression.

•
Enrollment in the ongoing ASPEN-09-Breast Phase 2 trial evaluating evorpacept in combination with trastuzumab remains on track, with topline data from 80 patients expected in mid-2027.

ALX2004

•
Enrollment continues in the dose-escalation portion of the Phase 1 trial of ALX2004, a novel antibody-drug conjugate (ADC) for the treatment of epidermal growth factor receptor (EGFR)-expressing solid tumors, and is on track to report safety data in the second half of 2026.

Corporate Update

•
In June, the Company strengthened its leadership team and Board of Directors with the appointments of Scott Garland as Chairman of the Board and Michael Listgarten as General Counsel. A Board member since 2022, Mr. Garland brings more than three decades of biopharmaceutical commercial, operational, and strategic leadership experience, while Mr. Listgarten adds deep expertise in legal affairs, corporate governance, and business development, with a proven track record of guiding biopharmaceutical companies through critical stages of growth and transformation. Together, these appointments reinforce ALX's leadership foundation and enhance the company's ability to execute on its strategic priorities, capitalize on future opportunities, and support long-term growth.
•
Also in June, ALX Oncology strengthened its balance sheet by refinancing its existing $10 million debt with HSBC Ventures USA Inc. and securing the ability to draw up to an additional $20 million at the Company’s discretion through the end of June 2028. The Loan Agreement in totality provides for a secured multi-tranche term loan facility in an aggregate principal amount of up to $50 million, of which $10 million is uncommitted. This new debt facility replaces the Company’s prior loan and security agreement with Oxford Finance LLC and Silicon Valley Bank, significantly lowering ALX Oncology’s cost of capital, enhances financial flexibility and supports the continued advancement of the Company’s clinical portfolio.

Second Quarter 2026 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments as of June 30, 2026, were $153.4 million. The Company believes its cash, cash equivalents and investments are sufficient to fund planned operations through the first half of 2028.
•
Research and Development (“R&D”) Expenses: R&D expenses consist primarily of clinical and development costs related to the development of the Company’s current product candidates, evorpacept and ALX2004, and R&D personnel-related expenses, including stock-based compensation. R&D expenses for the three months ended June 30, 2026 were $13.1 million compared to $18.0 million for the prior-year period, or a decrease of $4.9 million. This decrease was primarily attributable to a decrease of $4.8 million in clinical and development costs, reflecting lower expenses associated with legacy trials, partially offset by continued investment in evorpacept ASPEN-09 Phase 2 trial and ALX2004 Phase 1 study.
•
General and Administrative (“G&A”) Expenses: G&A expenses consist primarily of administrative personnel-related expenses, including stock-based compensation and other costs such as legal and other professional fees, patent filing and maintenance fees, and insurance. G&A expenses for the three months ended June 30, 2026 were $5.1 million compared to $5.5 million for the prior year period, or a decrease of $0.4 million. This decrease was primarily attributable to a decrease of $0.4 million in corporate legal and patent costs.
•
Net loss: GAAP net loss was ($18.0) million for the three months ended June 30, 2026, or ($0.13) per basic and diluted share, as compared to a GAAP net loss of ($25.9) million for the three months ended June 30, 2025, or ($0.49) per basic and diluted share. The lower net loss is primarily attributed to lower R&D expenses as well absence of the $3.2 million lease impairment charge recorded in the three months ended June 30, 2025 related to leased lab space following the workforce reduction in preclinical research in March 2025. Non-GAAP net loss was ($14.3) million for the three months ended June 30, 2026, as compared to a non-GAAP net loss of ($20.6) million for the three months ended June 30, 2025. A reconciliation of GAAP to non-GAAP financial results can be found at the end of this news release.

ZIIHERA® and ENHERTU® are the registered trademarks of their respective owners.

About ALX Oncology

ALX Oncology (Nasdaq: ALXO) is a clinical-stage biotechnology company advancing a pipeline of novel therapies designed to treat cancer and extend patients’ lives. ALX Oncology’s lead therapeutic candidate, evorpacept, has demonstrated potential to serve as a cornerstone therapy upon which the future of immuno-oncology can be built. Evorpacept is currently being evaluated across multiple ongoing clinical trials in a wide range of cancer indications. ALX Oncology’s second pipeline candidate, ALX2004, is a novel EGFR-targeted antibody-drug conjugate with a differentiated mechanism of action. A Phase 1, dose-escalation trial of ALX2004 is ongoing in patients with EGFR-expressing solid tumors. More information is available at www.alxoncology.com and on LinkedIn and X.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (SEC), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

ALX ONCOLOGY HOLDINGS INC.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$13,138	$18,022	$26,744	$41,910
General and administrative	5,133	5,451	10,493	13,383
Lease termination (gain) and impairment charge	(238)	3,175	(238)	3,175
Total operating expenses	18,033	26,648	36,999	58,468
Loss from operations	(18,033)	(26,648)	(36,999)	(58,468)
Interest income	1,508	1,106	2,690	2,589
Interest expense	(285)	(405)	(616)	(811)
Other expense, net	(257)	(2)	(69)	(13)
Loss on debt extinguishment	(904)	—	(904)	—
Net loss	$(17,971)	$(25,949)	$(35,898)	$(56,703)
Net loss per share, basic and diluted	$(0.13)	$(0.49)	$(0.30)	$(1.05)
Weighted-average shares of common stock used to compute net loss per shares, basic and diluted	135,639,684	53,445,631	120,097,125	54,031,176

Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents and investments	$153,376	$48,284
Total assets	$160,550	$59,046
Total liabilities	$24,363	$33,065
Accumulated deficit	$(758,715)	$(722,817)
Total stockholders’ equity	$136,187	$25,981

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net loss, as reported	$(17,971)	$(25,949)	$(35,898)	$(56,703)
Adjustments:
Stock-based compensation expense	2,683	2,136	5,192	7,352
Accretion of term loan discount and issuance costs	66	69	134	136
Lease termination (gain) and impairment charge	(238)	3,175	(238)	3,175
Loss on disposal of fixed assets	246	—	246	—
Loss on early debt extinguishment	904	—	904	—
Total adjustments	3,661	5,380	6,238	10,663
Non-GAAP net loss	$(14,310)	$(20,569)	$(29,660)	$(46,040)

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides our investors with additional information that reflects the amounts and financial basis upon which our management assesses and operates our business. These non-GAAP financial measures are not in accordance with generally accepted accounting principles and should not be viewed in isolation or as a substitute for reported, or GAAP, net loss, and are not a substitute for, or superior to, measures of financial performance performed in conformity with GAAP.

“Non-GAAP net loss” is not based on any standardized methodology prescribed by GAAP and represents GAAP net loss adjusted to exclude stock-based compensation expense and accretion of term loan discount and issuance costs. Non-GAAP financial measures used by ALX Oncology may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Investor Relations Contact:

Kevin Lui

Director, Investor Relations

Precision AQ

kevin.lui@precisionaq.com

Media Contact:

Genevieve Britton

Senior Director, Public Relations

Precision AQ

genevieve.britton@precisionaq.com